Exhibit 99.01


               Flextronics Completes Acquisition Of The Dii Group

          Flextronics Continues Rapid Growth With Strategic Additions To Its Worldwide Manufacturing Facilities And Design Services

Singapore - April 3, 2000 - Flextronics International Ltd. (NASDAQ: FLEX) today completed its acquisition of The Dii Group, Inc. (NASDAQ: DIIG). Obtained in a tax-free, stock-for-stock agreement, The Dii Group acquisition is designed to expand Flextronics' printed circuit board operations, design services and geographic locations. The combined company is the fourth largest provider of electronics manufacturing services by revenues and second largest by market capitalization, with strengths in telecommunications, consumer electronics, PCB fabrication and design services.

"The Internet and creation of a global marketplace are driving companies to find faster ways to design, manufacture, and distribute customer products internationally," said Michael E. Marks, Chairman and Chief Executive Officer of Flextronics. "Flextronics has been able to quickly provide these companies with one of the industry's largest global manufacturing infrastructures through a series of carefully planned acquisitions. Just as our customers are driven by the need to respond to their market needs, this acquisition is all part of an overall plan that allows us to quickly react to their needs."

Along with its physical expansion across the globe, Flextronics is also a leader in expanding the traditional role of an electronics manufacturing services provider. The company completely manages the product lifecycle from product design all the way through to distribution to the end user. Flextronics offers its customers the ability to take orders off the Internet, build them to order, and ship them to any part of the globe.

The acquisition of The Dii Group will improve Flextronics in a number of important areas, including:

     o Expands Flextronics' network of global manufacturing facilities. The company will gain a manufacturing presence in Ireland, Germany and the Czech Republic, and will expand its PCB assembly capacity in China, Malaysia, Mexico, Austria and the United States.

     o Enhances its printed circuit board fabrication offering by adding the capability of manufacturing larger multilayer boards of up to 68 layers and provides advanced PCB manufacturing capabilities in California, Minnesota, Texas, Germany, China and Brazil.

     o Provides semiconductor design centers in California, Arizona, India and Israel.

     o    Expands Flextronics' backplane fabrication and manufacturing assembly.

     o    Provides  new  customer   relationships,   and  strengthens   existing
          relationships.

About Flextronics

Flextronics (NASDAQ: FLEX) is a global full-service supplier of a full spectrum of value-added Electronic Manufacturing Services. Its global original equipment manufacturer (OEM) customers include leaders in fast-growth communications, computers, medical and consumer markets where innovation, time-to-market, product miniaturization and cost reduction are paramount. For more information, please visit the Flextronics Web site at www.flextronics.com

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of significant risks and uncertainties that may cause results to vary from expectations. These risks include unexpected costs in connection with the combination, including diversion of management time; risks relating to integrating Flextronics and The Dii Group; risks involved in retaining and motivating key personnel; and difficulties in obtaining any of the expected benefits of the combination. Other risks and uncertainties are described in the proxy


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statement/prospectus  on Form S-4  relating  to the  merger,  Flextronics'  most recent annual report on Form 10-K for the fiscal year ended March 31, 1999 and its quarterly report on Form 10-Q for the quarter ended December 31, 1999, each filed with the Securities and Exchange Commission.

At Flextronics International:
Cheryl Scritchfield
Corporate Marketing Director
(408) 576-7901
cheryl.scritchfield@flextronics.com


Laurette Slawson
Treasurer/Investor Relations
(408) 576-7233
laurette.slawson@flextronics.com